Exhibit 31.3

Certification of the Chief Executive Officer of
F&G Annuities & Life, Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

CERTIFICATIONS

I, Christopher O. Blunt, certify that:

1.	I have reviewed this annual report on Form 10-K/A of F&G Annuities & Life, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

F&G ANNUITIES & LIFE, INC.

Date: April 26, 2024

	By:	/s/ Christopher O. Blunt
Christopher O. Blunt
President and Chief Executive Officer
(Principal Executive Officer) F&G Annuities & Life, Inc.